EXHIBIT 10.4

JOINDER AGREEMENT

This JOINDER AGREEMENT (as the same may be amended, supplemented, or otherwise modified from time to time, this “Joinder Agreement”), dated as of September 30, 2026, is entered into between MANULIFE PRIVATE CREDIT FUND SPV, LLC, a Delaware limited liability company (the “Company”), and John Hancock Comvest Private Income Fund, a Delaware statutory trust (“Proposed Successor Entity”), in connection with that certain Loan and Security Agreement (as amended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), dated as March 26, 2024, by and among, inter alios, the Company, Manulife Private Credit Fund, a Delaware statutory trust, as parent and as portfolio manager, JPMorgan Chase Bank, National Association, as Administrative Agent for the Lenders, and each other party from time to time party thereto. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement.

A.
Proposed Successor Entity desires to become a “Parent” and “Portfolio Manager” under the Loan Agreement.
B.
Accordingly, Proposed Successor Entity hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:
1.
Proposed Successor Entity hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Loan Agreement and will be deemed to be a “Parent” and “Portfolio Manager” for all purposes of the Loan Agreement and the other Loan Documents to the extent applicable to it, and shall have all of the obligations of a Parent and Portfolio Manager thereunder as if it had executed the Loan Agreement and the other Loan Documents applicable to it. Proposed Successor Entity hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and the other Loan Documents applicable to it in its capacity as a Parent or Portfolio Manager. Without limitation of the foregoing, to the extent applicable to it, Proposed Successor Entity represents and warrants that the representations and warranties in Section 6.01 of the Loan Agreement applicable to a Parent or Portfolio Manager, are true and correct in all material respects as of the date hereof as to Proposed Successor Entity (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
2.
Proposed Successor Entity acknowledges and confirms that it has received a copy of the Loan Agreement and the schedules and exhibits thereto.
3.
This Joinder Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one document. Electronic delivery of an executed counterpart of a signature page of this Joinder Agreement shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.
4.
The Proposed Successor Entity confirms that its notice address shall be the address as set forth on its signature page hereto.
5.
This Joinder Agreement shall become effective, and the Proposed Successor Entity shall become a Parent and Portfolio Manager, upon satisfaction of the following conditions:
a.
The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Joinder Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Joinder Agreement) that such party has signed a counterpart of this Joinder Agreement.
b.
The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the managers, directors or officers (as applicable) of the Proposed Successor Entity as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each manager, director or officer thereof or other Person authorized to act in connection with this Joinder Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Proposed Successor Entity and any other legal matters relating to the Proposed Successor Entity, this Joinder Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

c.
The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company and the Proposed Successor Entity, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.
d.
The Administrative Agent (or its counsel) shall have received satisfactory evidence of the merger of Manulife Private Credit Fund, a Delaware statutory trust, with and into the Proposed Successor Entity with the Proposed Successor Entity as the surviving entity.
e.
Proper financing statements or amendment to filed financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.
f.
To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations.
g.
No Market Value Event, Default or Event of Default has occurred and is continuing.
6.
THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).

IN WITNESS WHEREOF, Proposed Successor Entity and Company have caused this Joinder Agreement to be duly executed by their authorized officers as of the date first above written.

PROPOSED SUCCESSOR ENTITY:

JOHN HANCOCK COMVEST PRIVATE INCOME FUND

By: /s/ Cecilio M. Rodriguez____
Name: Cecilio M. Rodriguez
Title: Chief Financial Officer

Notice details:

Address: 360 S. Rosemary Ave., Suite 1700
West Palm Beach, FL 33401

For attention of: General Counsel

Email: m.altschuler@comvest.com

COMPANY:

MANULIFE PRIVATE CREDIT FUND SPV, LLC

By: /s/ Michael King_________
 Name: Michael King
Title: Assistant Vice President, Senior Loans

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION, as Administrative Agent

By: /s/ David Campbell_______
Name: David Campbell
Title: Vice President